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                                                                    EXHIBIT 23.1

                       CONSENT OF INDEPENDENT ACCOUNTANTS

The Board of Directors and Stockholders
PlanetCAD Inc.:

We consent to incorporation by reference in the registration statement (No. 333-50426) on Form S-3 of PlanetCAD Inc. of our report relating to the consolidated balance sheet of PlanetCAD Inc. and subsidiary as of December 31, 2001 and the related consolidated statements of operations, stockholders' equity and cash flows for the years ended December 31, 2001 and 2000, which report appears in the December 31, 2001, annual report on Form 10-KSB of PlanetCAD Inc.

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
                                                          /s/ KPMG LLP
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Boulder, Colorado
August 15, 2002